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[KOHRMAN JACKSON & KRANTZ P.L.L. LETTERHEAD]

                                                                    Exhibit 5.1

                               December __, 2001



Ceres Group, Inc.
17800 Royalton Road
Cleveland, OH  44136


         Re:      SECONDARY PUBLIC OFFERING OF COMMON STOCK

Ladies and Gentlemen:

         On April 30, 2001, Ceres Group, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1, Registration Number 333-59784 (as subsequently amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by the Company of 14,000,000 shares of the Company's Common Stock, par value $0.001 per share (the "Shares"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. Capitalized terms used herein and not otherwise defined have the meanings attributed to them in the Registration Statement.

         In connection herewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of: (i) the Certificate of Incorporation, as amended, and the Bylaws of the Company; (ii) resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Shares to be sold by the Company and related matters; (iii) the Registration Statement; (iv) the Prospectus; (v) a specimen stock certificate for the Shares; (vi) the proposed form of the Underwriting Agreement (as and when signed, the "Underwriting Agreement"); and (vii) such other documents and instruments as we have deemed necessary for the expression of the opinion herein contained.

         We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have made such investigations of law as we deemed appropriate for rendering the opinions expressed below. As to various questions of fact material to the opinions, we have relied, to the extent we deem appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to


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[KOHRMAN JACKSON & KRANTZ P.L.L. LETTERHEAD]

Ceres Group, Inc.
December __, 2001
Page 2


us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         Based upon and subject to the foregoing, we are of the opinion that the Shares to be sold by the Company pursuant to the Registration Statement are duly and validly authorized and, when issued and delivered in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

         We express no opinion other than as to the federal law of the United States and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                                 Sincerely,

                                                 KOHRMAN JACKSON & KRANTZ P.L.L.